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Exhibit 3.5

BYLAWS

OF

CYDEX PHARMACEUTICALS, INC.

A Delaware Corporation

BYLAWS

OF

CYDEX PHARMACEUTICALS, INC.

A Delaware Corporation

i

ii

BYLAWS

OF

CYDEX PHARMACEUTICALS, INC.

ARTICLE I

OFFICES

        Section 1.1.    Registered Office:    The Corporation, by resolution of its Board of Directors, may change the location of its registered office as designated in the Certificate of Incorporation to any other place in Delaware. By like resolution, the resident agent at such registered office may be changed to any other person or corporation, including itself.

        Upon adoption of such a resolution, a certificate certifying the change shall be executed, acknowledged and filed with the Secretary of State of Delaware.

        Section 1.2.    Other Offices.    The Corporation may have offices at such other place or places, either within or without the State of Delaware, as the Board of Directors from time to time may determine or the business of the Corporation may require. The "principal place of business" or "principal business" or "executive" office or offices of the Corporation may be fixed and so designated from time to time by the Board of Directors but the location or residence of the Corporation in Delaware shall be deemed for all purposes to be in the county in Delaware in which its registered office is maintained. Until such time as it shall be changed by designation of the Board of Directors, the principal business office of the Corporation shall be located at 12980 Metcalf Ave., Suite 470, Overland Park, Kansas 66213.

ARTICLE II

MEETINGS OF STOCKHOLDERS

        Section 2.1.    Annual Meeting:    An annual meeting of the stockholders shall be held each year within 150 days after the close of the immediately preceding fiscal year of the Corporation, or at such other time as the Board of Directors deems appropriate, for the purpose of electing directors and conducting such other proper business as may come before the meeting. The date, time and place of the annual meeting shall be determined by the Board of Directors of the Corporation.

        Section 2.2.    Special Meetings:    Except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation, special meetings of the stockholders may only be called by the Board of Directors pursuant to a resolution duly adopted by a full majority of the entire Board of Directors.

        Section 2.3.    Place of Meetings:    The Board of Directors may designate any place, either within or without the state of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation.

        Section 2.4.    Notice of Meetings:    Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Stockholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

        Section 2.5.    Stockholders List:    The officer having charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        Section 2.6.    Quorum:    The holders of a majority of the outstanding shares of capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

        Section 2.7.    Adjournment:    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

        Section 2.8.    Conduct of Meetings:    The Chairman of the Board, if any, or in his absence the President, or in their absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings. The Board of Directors, or, if the Board fails to act, the stockholders, may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, the President and all Vice Presidents. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.

        Section 2.9.    Votes per Share:    Except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation, and subject to Sections 6.4 and 6.5 hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder.

        Section 2.10.    Proxies:    Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the Secretary or a person designated by the Secretary, and no shares may be represented or voted under a proxy that has been found by the Secretary or a person designated by the Secretary in his or her sole discretion, to be invalid or irregular.

        Section 2.11.    Ballots:    All voting at meetings of stockholders, including the election of directors, need not be by written ballot.

        Section 2.12.    Vote Required for Stockholder Action:    When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law, of these bylaws or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 2.13.    Election of Directors:    Except as otherwise provided in the Certificate of Incorporation, at any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders of the class or series of shares entitled to cast votes for such directors.

        Section 2.14.    Proposed Business:    A stockholder may make a nomination or nominations for director of the Corporation at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing Directors or may bring up any other matter for consideration and action by the stockholders at a meeting of stockholders.

        Section 2.15.    Voting of Shares by Certain Stockholders:    Persons who hold their stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons who have pledged their stock shall be entitled to vote, unless in the transfer by the pledgers on the books of the Corporation they have expressly empowered the pledgees to vote the shares, in which case only the pledgees or their proxies may vote the shares.

        If stock stands in the name of more than one person, or more than one person has a fiduciary relationship with respect to the stock, they must give the Secretary of the Corporation written notice of who is to vote the shares and a copy of the instrument or order creating their relationship to the shares. Otherwise, if only one person votes, the vote of one person will bind the others. If more than one person votes, the majority vote among them will bind them all. If the vote among them is evenly split, each fraction may vote the shares proportionately; or, alternatively, a person voting shares or a beneficiary may apply to any court having jurisdiction for the appointment of an additional person to act with the persons voting the shares.

        Section 2.16.    Action by Consent of Stockholders.    Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

        Section 2.17.    Determination of Stockholders Entitled to Consent to Corporate Action in Writing Without a Meeting:    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

        If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action without meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

BOARD OF DIRECTORS

        Section 3.1.    Qualifications; Number; Term of Office:    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, seven in number; provided, however, that, except as otherwise provided in the Certificate of Incorporation, the Board of Directors, by resolution adopted by a vote of the majority of the then authorized number of directors, may increase or decrease the number of directors. Directors need not be stockholders. Each director shall be elected by the stockholders entitled to vote on the election of such director at the annual meeting, to serve (subject to the provisions of Section 3.2) until the next succeeding annual meeting of stockholders and until his or her respective successor has been elected and qualified.

        Section 3.2.    Resignation:    Any director, or any member of a committee of directors, may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified in the resignation, or, if the time is not specified in the resignation, then upon receipt of the resignation. The acceptance of such resignation shall not be necessary to make it effective.

        Section 3.3.    Removal:    Except as otherwise provided in the Certificate of Incorporation, any director may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of such director.

        Section 3.4.    Vacancies:    Except as otherwise provided in the Certificate of Incorporation, any vacancy in the office of any director through death, resignation, removal, disqualification, or other cause, and any additional directorship resulting from an increase in the number of directors, may be filled at any time by a majority of the directors then in office, although less than quorum, or by a sole remaining director. Subject to the provisions of Section 3.2, the person so chosen shall, in the case of a vacancy in a directorship, hold office for the unexpired term of his predecessor, or in the case of an increase in the number of directors, hold office until his successor shall have been elected and qualified.

        Section 3.5.    Annual Meeting and Regular Meetings:    The annual meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before the meeting, shall be held without notice immediately after the adjournment of and at the same place as the annual meeting of the stockholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Delaware, for holding of additional regular meetings of the Board of Directors without other notice than such resolution. If no designation is made, the place of the meeting for any regular meeting of the Board of Directors shall be the principal business office of the Corporation. Any business may be transacted at a regular meeting.

        Section 3.6.    Special Meetings:    Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or the Chief Executive Officer or by any one or more of the directors. Notice of such special meeting shall be given to each director in any one of the following ways:

          (a)   Written notice properly addressed to each director's business or residence address as indicated in the records of the Corporation, deposited in the United States mail, postage prepaid at least 3 days in advance of such meeting. It is the personal responsibility of each director to keep his or her address current on the corporate records.

          (b)   In person or by telegram, cablegram, electronic or facsimile transmission sent to each director's business or residence address as it appears in the records of the Corporation at least 24 hours in advance of such meeting.

Any such notice shall state the purpose or purposes of the special meeting. The notice of such meeting may be given by the Chairman of the Board, if any, the Chief Executive Officer, the Secretary, or by any director. Such meetings shall be held within or without the State of Delaware and at such time and place as indicated in the notice or waiver of notice thereof; provided, however, if no designation is made, the place of the meeting shall be the principal business office of the Corporation.

        Section 3.7.    Telephone Meetings:    Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting.

        Section 3.8.    Quorum:    A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place, and the meeting may be held as adjourned without further notice or waiver.

        Section 3.9.    Vote Required for Director Action:    The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a majority vote of the whole Board of Directors is required by these Bylaws.

        Section 3.10.    Organization:    Meetings shall be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in the absence of both, by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

        Section 3.11.    Action by Consent of Directors:    Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 3.12.    Compensation:    Directors may receive such compensation as may be fixed for their services by resolution of the Board of Directors and expenses of attendance, if any, may be allowed for attendance at each meeting thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 3.13.    Committees of the Board of Directors:    Subject to the terms of the Certificate of Incorporation, the Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the

Corporation. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

        The committee(s) shall make recommendations to the whole Board for their consideration and action.

        Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article III of these Bylaws. Each such committee shall keep records of its proceedings and shall report the same to the Board of Directors at its next regular meeting.

        The Board of Directors by a vote of not less than a majority of the entire Board at any meeting thereof, or by written consent, at any time, may, with or without cause, terminate the membership of any member of the Board on a committee or disband any committee.

ARTICLE IV

OFFICERS

        Section 4.1.    Number:    The officers of the Corporation shall be a Chairman of the Board, President, Treasurer and a Secretary and such other officers and assistant officers as the Chief Executive Officer may from time to time determine. Any two or more offices may be held by the same person, except the offices of President and Secretary.

        Section 4.2.    Election and Term of Office:    The Chairman of the Board, President, Treasurer and the Secretary of the Corporation shall be elected annually by the Board of Directors at the annual meeting of the Board of Directors. Vacancies in such offices may be filled at any meeting of the Board of Directors. New offices may be created and filled by the Chief Executive Officer. Each officer shall hold office until such officer's successor has been duly elected by the Board of Directors (in the case of the Chairman of the Board, President, Treasurer and the Secretary) or appointed by the Chief Executive Officer (in the case of all other officers), until such officer's death, until such officer resigns or until such officer has been removed in the manner hereinafter provided.

        Section 4.3.    Chairman of the Board:    The Chairman of the Board shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation, and he shall have such additional powers and duties as may be prescribed by the Board of Directors.

        Section 4.4.    President and Vice Presidents:    The President or any Vice President may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation. The President or any Vice President may sign, with the Treasurer or an Assistant Treasurer, or with the Secretary or an Assistant Secretary, certificates of stock of the Corporation. The President shall have such additional powers and duties as may be prescribed by the Board of Directors and any Vice President shall have such additional powers and duties as may be prescribed by the Chief Executive Officer.

        Section 4.5.    Chief Executive Officer and Other Chief Officers:    The Chief Executive Officer shall be elected by the Board of Directors. The Chief Executive Officer shall have overall responsibility for the management of the business of the Corporation and the establishment of its policies and, subject to these Bylaws or any contrary action taken by resolution of the Board of Directors, the Chief Executive Officer shall prescribe all powers and duties of officers of the Corporation. The Chief Executive Officer may designate any vice President as Chief Operating Officer. The Chief Operating Officer shall have overall operational responsibility for the Corporation. The Chief Executive Officer may designate any Vice President or the Treasurer as Chief Financial Officer. The Chief Financial Officer shall have overall responsibility for the financial and accounting operations of the Corporation.

        Section 4.6.    Secretary:    The Secretary shall record the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose; he shall see that all notices are duly given in accordance with the provisions of these Bylaws, or as required by law; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents which provide for a seal to be affixed, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, he shall perform all duties incident to the office of a Secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the Chief Executive Officer.

        Section 4.7.    Treasurer:    The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, he shall perform all duties incident to the office of a Treasurer of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors or by the Chief Executive Officer.

        Section 4.8.    Subordinate Officers:    The Chief Executive Officer may appoint such subordinate officers as he may deem desirable, including but not limited to one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Each such officer shall hold office for such period, have such authority and perform such duties as the Chief Executive Officer may prescribe. The Chief Executive Officer may authorize any officer to appoint and remove subordinate officers and prescribe the powers and duties thereof.

        Section 4.9.    Compensation:    The Chief Executive Officer shall have the power to fix the compensation of any officer of the Corporation whose compensation has not been fixed by a contract between the officer and the Corporation or by the Board of Directors. The Chief Executive Officer may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

        Section 4.10.    Removal:    The Chairman of the Board, the President, Treasurer or the Secretary of the Corporation may be removed by the Board of Directors and any other officer may be removed by the Chief Executive Officer whenever in its or his judgment, as the case may be, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        Section 4.11.    Resignation:    Any officer of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, then upon the receipt of the notice. The acceptance of such resignation shall not be necessary to make it effective. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

        Section 4.12.    Vacancies:    Any vacancy occurring in the office of Chairman of the Board, President, Treasurer or Secretary of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting and any vacancy occurring in any other office may be filled for the unexpired portion of the term by the Chief Executive Officer.

        Section 4.13.    Absence or Disability:    In case of the absence or disability of the Chairman of the Board, the President, the Treasurer or the Secretary of the Corporation or for any other reason deemed sufficient by the Board of Directors, the Board may delegate the power or duties of the absent or disabled officer to any other officer or to any director for such period of time as the Board may deem appropriate. The Chief Executive Officer may exercise the same powers with respect to any other officers of the Corporation.

ARTICLE V

INDEMNIFICATION

        The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation and was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. In furtherance of and not in limitation of the foregoing, the Corporation shall advance expenses, including attorneys' fees, incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such advances if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under the Certificate of Incorporation, any agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article V shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal.

        The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VI

CAPITAL STOCK

        Section 6.1.    Stock Certificates:    The certificates for shares of stock of the Corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the Corporation as they are issued. Such entries shall show the name and address of the person or entity to whom each certificate is issued. Each certificate shall have printed, typed or written thereon the name of the person or entity to whom it is issued and the number of shares represented thereby. It shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which seal may be facsimile, engraved or printed. If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile, engraved or printed. In case any such officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        Section 6.2.    Transfer of Shares:    Subject to the provisions of Section 6.3, shares of the capital stock of the Corporation may be transferred on the stock records or transfer books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or with a properly executed stock assignment attached thereto.

        Section 6.3.    Right of First Refusal:    Except as set forth in paragraph (c) of this Section, no person or other entity owning shares of Covered Common Stock (as defined below) shall, during his lifetime, transfer, assign or convey any of its shares of Covered Common Stock to any third party (other than transfers by operation of law or court order arising out of the death or divorce of the stockholder and transfers required under the Management Agreement of the Ad Astra Fund II, L.P.) unless a tender of sale of such interest has been made to the Corporation and then the other holders of the Corporation's Common Stock, par value $.01 per share ("Common Stock"), and Series A Convertible Preferred Stock, par value $.01 per share ("Preferred Stock"), prior to such transfer or conveyance and the Corporation and then such other holders of Common Stock and Preferred Stock shall have failed to accept such tender. As used herein, Covered Common Stock shall mean all shares of Common Stock other than shares issued upon conversion of the Preferred Stock. The aforesaid tender shall be made in accordance with the following provisions:

          (a)   Any stockholder (the "Offering Stockholder") or other party who desires to transfer shares of Covered Common Stock shall promptly give the Corporation written notice of the proposed transfer (the "Notice"), setting forth the name and address of the party to which he proposes to transfer such shares (the "Proposed Transferee") and all of the terms and provisions of the proposed transfer, which must be bona fide.

          (b)   The Corporation shall have 30 days to exercise an option to purchase all or any portion of the shares of the Covered Common Stock of the Offering Stockholder so offered on the same terms as are set forth in the Notice.

          (c)   Any shares of Covered Common Stock owned by the Offering Stockholder that have been so offered and not purchased by the Corporation within 30 days after receipt of the Notice shall be offered to the remaining holders of Common Stock and Preferred Stock (the "Eligible Holders") at the same price by written notice (the "Eligible Holder Notice") delivered on the earlier of the date 30 days after receipt of the Notice by the Corporation or the date upon which the Corporation informs the Offering Stockholder that it has elected not to purchase all of the shares of Covered Common Stock.

          (d)   The Eligible Holders shall have 30 days from receipt of the Eligible Holder Notice to exercise an option to purchase all or any portion of the shares of the Covered Common Stock of the Offering Stockholder so offered on the same terms as set forth in the Notice in the proportion which the percentage of the outstanding Common Stock or Preferred Stock of the Corporation held by each such Eligible Holder electing to purchase the shares of Covered Common Stock of the Offering Stockholder bears to the aggregate of the percentages of the outstanding Common Stock and Preferred Stock of the Corporation held by all stockholders electing to purchase the shares of Covered Common Stock of the Offering Stockholder, in each case on an as-converted basis; provided, however, that if any Eligible Holder does not purchase his full proportionate share, the balance of the shares of Covered Common Stock being sold may be purchased by the remaining Eligible Holders equally.

          (e)   If the Corporation and subsequently the Eligible Holders have not agreed to purchase all of such offered shares of Covered Common Stock of the Offering Shareholder as aforesaid within the time frames set forth above, by notice to the Offering Shareholder given within such time frames, the Offering Shareholder shall be at liberty to transfer such offered shares of Covered Common Stock as have not been so purchased to the Proposed Transferee. Such transfer shall occur within 30 days after the expiration of the latter of such time frames, upon the same terms and conditions contained in the Notice; but if such shares of Covered Common Stock are not so transferred, then a subsequent transfer thereof shall not be made without again complying with the provisions of this paragraph.

          (f)    The closing of the purchase of such offered shares of Covered Common Stock of the Offering Shareholder by the Corporation or one or more Eligible Holders pursuant to the provisions above shall be held at a time and place to be specified by the Corporation or purchasing Eligible Holders in their notice of acceptance of the terms in the Notice, but in any event within sixty (60) days after such acceptance. Any portion of the purchase price required to be paid in cash shall be paid by certified or cashier's check at the closing, and all of the terms and provisions of the Notice shall be complied with by the Corporation and purchasing Eligible Holders. The Offering Stockholders shall at the closing execute and deliver all necessary documents to transfer the offered shares of Covered Common Stock in the Corporation to the Corporation or purchasing Eligible Holders.

          (g)   Any purported sale, pledge, hypothecation, assignment, gift, transfer, mortgage, conveyance or other disposition of any shares of stock in this Corporation in contravention of these provisions shall be void and of no force or effect.

        Section 6.4.    Fixing a Record Date for Stockholder Meetings:    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be the close of business or the next day preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        Section 6.5.    Fixing a Record Date for Other Purposes:    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        Section 6.6.    Lost Certificates:    The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The Corporation or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors, may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate or such owner's legal representative to give the Corporation a bond in such sum and in such form as the Board of Directors may direct or approve, and with such surety or sureties as may be satisfactory to the Board of Directors, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so. The Board of Directors may delegate to any officer or officers of the Corporation any of the powers and authorities contained in this section.

        Section 6.7.    Regulations:    The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation, and replacement of certificates representing stock of the Corporation, not inconsistent with the laws of Delaware or these Bylaws.

        Section 6.8.    Legends on Shares:    All certificates for shares of stock of the Corporation shall have placed thereon any legend or legends which counsel for the Corporation deems appropriate and desirable for the purpose of compliance with state and federal securities laws.

        Section 6.9.    Holders of Record:    The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

        Section 6.10.    Transfer Agents and Registrars:    The stock record book and other transfer records of the Corporation shall be in the possession of the Secretary or of a transfer agent for the Corporation. The Corporation, by resolution of the Board of Directors, may from time to time appoint a transfer agent, and if desired, a registrar, under such arrangements and upon such terms and conditions as the Board of Directors deems advisable, but until and unless the Board of Directors appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the Corporation shall be the transfer agent of the Corporation without the necessity of any formal action of the Board of Directors, and the Secretary, or any person designated by him, shall perform all of the duties thereof.

ARTICLE VII

DIVIDENDS

        Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before paying any dividend or making any distribution of profits, the directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may alter or abolish any such reserve or reserves.

ARTICLE VIII

CONTRACTS, LOANS, CHECK AND DEPOSITS

        Section 8.1.    Contracts:    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

        Section 8.2.    Loans:    No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

        Section 8.3.    Checks:    All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

        Section 8.4.    Deposits:    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE IX

MISCELLANEOUS

        Section 9.1.    Corporate Seal:    The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. If deemed advisable by the Board of Directors, a duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.

        Section 9.2.    Fiscal Year:    The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

        Section 9.3.    Books and Records:    The books, accounts and records of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware at such place or places as may from time to time be designated by resolution of the Board of Directors.

        Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

        Section 9.4.    Inspection of Books and Records:    Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

        Section 9.5.    Notices and Waivers Thereof:    Except as otherwise required by the Certificate of Incorporation, whenever any notice is required by Delaware law, the Certificate of Incorporation, or these Bylaws to be given to any stockholder, director, or officer, such notice, except as otherwise provided, may be given personally, or by mail, or, in the case of directors or officers, by telegram, cablegram, electronic or facsimile transmission. Any notice given by telegram, cablegram, electronic or facsimile transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage prepaid.

        Whenever any notice is required to be given by law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof, signed by the person entitled to such notice, whether before or after the meeting or the time stated therein, shall be deemed equivalent to such notice. Attendance of such a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Board or committee thereof needs to be specified in any written waiver of notice.

        Section 9.6.    Bonds:    The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation for the faithful discharge of his duties in such sum and which such surety or sureties as the Board of Directors may determine.

        Section 9.7.    Stock in Other Corporations:    Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, the Secretary, and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the Chief Executive Officer, shall have full power and authority on behalf of the Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The Chief Executive Officer, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the Corporation.

        Section 9.8.    Interested Transactions:    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or her, or their votes are counted for such purpose, if: (1) the material facts as to his or her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the

Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the material facts as to his or her, or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE X

AMENDMENT OF BYLAWS

        Subject to the terms of the Certificate of Incorporation, the Board of Directors may adopt, amend or repeal the Bylaws of the Corporation, but the stockholders may adopt additional Bylaws and may amend or repeal any Bylaw whether adopted by them or otherwise.

CERTIFICATION

        The above and foregoing is a true and correct copy of the Bylaws of CyDex, Inc.

By:	/s/ Edward W. Mehrer
Name:	Edward W. Mehrer
Title:	Secretary

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  Exhibit 3.5